Exhibit 10.21

Navient Corporation 2014 Omnibus Incentive Plan

Stock Option Agreement

Net-Settled Options—2012

SLM Corporation (“Predecessor SLM”) established the SLM Corporation 2009-2012 Incentive Plan (the “SLM Plan”).

In connection with the separation (the “Separation”) of the publicly-traded bank holding company pursuant to that certain Separation and Distribution Agreement (the “Separation Agreement”) by and among Predecessor SLM, New BLC Corporation, which entity was renamed as of April 29, 2014 as SLM Corporation (“SLM BankCo”), and Navient Corporation (“NewCo”), SLM BankCo has assumed the SLM Plan.

In connection with the Separation, then outstanding grants under the SLM Plan are required by the terms of the Separation Agreement to be modified and/or canceled and modified and/or new awards granted in respect of the outstanding awards, such grants to be under either or both of the SLM Plan or the Navient Corporation 2014 Omnibus Incentive Plan (the “NewCo Plan”). New grants under the SLM Plan required by the Separation Agreement are being made by the Compensation and Personnel Committee of the Board of Directors of SLM BankCo. Unless otherwise stated, any capitalized terms not defined herein shall have the meanings as described in the SLM Plan as in effect immediately prior to the Distribution Date (as defined in the Separation Agreement).

            (the “Grantee”) was granted on February 3, 2012 (the “Original Grant Date”) Net-Settled Stock Options under the SLM Plan (the “Original Grant”).

The Original Grant is hereby canceled.

The Compensation and Personnel Committee of the Board of Directors of NewCo (the “Committee”) hereby grants to Grantee Net-Settled Options (the “Substitute Grant”) under the NewCo Plan with terms and conditions set out below. By agreement of even date herewith Grantee is also receiving in respect of the Original Grant a grant of net-settled options under the SLM Plan.

A.	Option Grant. Net-Settled Stock Options (the “Options”) to purchase a total of shares of Common Stock, par value $.01, (“NewCo Common Stock”), of NewCo (the “Corporation”) are hereby granted the Grantee subject in all respects to the terms and provisions of the NewCo Plan, which is incorporated herein by reference, and this Stock Option Agreement (the “Agreement”). The Options are non-qualified stock options and are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and will be interpreted accordingly.

B.	Option Price. The purchase price per share is $10.2558 (the “Option Price”).

C.	Grant Date. The date of grant of these Options is April 30, 2014 (the “Grant Date”).

D.	Vesting; Exercisability. Unless vested earlier by reason of the terms and conditions of the Original Grant or as set forth below, the Options are vested and/or will vest as

Exhibit 10.21

Navient Corporation 2014 Omnibus Incentive Plan

Stock Option Agreement

Net-Settled Options—2012

follows: one-third of the options shall vest on each of the first, second and third anniversary of the Original Grant Date.

•	Except as set forth below, if the Grantee ceases to be an employee of the Corporation (or one of its subsidiaries) for any reason, he/she shall forfeit any unvested Options as of the date of such termination of employment.

•	Except as otherwise set forth herein, including Section H, if the Grantee’s employment with the Corporation (or one of its subsidiaries) is terminated by the Corporation for any reason other than for Misconduct, as determined by the Corporation in its sole discretion, or if the Grantee voluntarily ceases to be an employee of the Corporation (or one of its subsidiaries) and meets the retirement eligibility requirements under SLM’s retirement eligibility policy in effect as of the Original Grant Date (“Retirement Eligible”), which shall be determined by the Corporation in its sole discretion, all unvested Options shall continue to vest based on their original vesting terms and each vested portion of the Options will be exercisable for one year after such portion vests, but in no event later than the Expiration Date (as defined below). If Grantee voluntarily terminates employment while Retirement Eligible, then any Options that are vested as of the date of Grantee’s termination of employment will remain exercisable until the earlier of: (1) the Expiration Date; or (2) one year from the date of termination. For purposes of this Agreement, “Misconduct” is defined as an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation or Predecessor SLM, breach of fiduciary duty or deliberate disregard of Corporation or Predecessor SLM rules; an unauthorized disclosure of any Corporation or Predecessor SLM trade secret or confidential information; any conduct constituting unfair competition; inducing any customer of the Corporation or Predecessor SLM to breach a contract with the Corporation or Predecessor SLM or any principal for whom the Corporation or Predecessor SLM acts as agent to terminate such agency relationship; or engaging in any other act or conduct proscribed by the senior human resources officer of the Corporation or Predecessor SLM as Misconduct.

•	Upon termination of employment for death, Disability or as provided for under the Navient Corporation Change in Control Severance Plan for Senior Officers as it exists on the Grant Date, all unvested Options will vest and will be exercisable for one year from the date of such vesting. For purposes of this Agreement, “Disability” has the meaning set forth in the SLM Long Term Disability Plan in effect immediately prior to the Distribution Date (as defined in the Separation Agreement).

•	Except as otherwise set forth herein and except as otherwise provided in the Navient Corporation Change in Control Severance Plan as it exists on the Grant Date, vested Options (taking into account any vesting acceleration, if any) are exercisable until the earlier of: (1) the Expiration Date; or (2) three months from the date of termination.

Exhibit 10.21

Navient Corporation 2014 Omnibus Incentive Plan

Stock Option Agreement

Net-Settled Options—2012

•	Upon termination of employment for Misconduct or for cause, as determined by the Corporation in its sole discretion, any/all Options, vested or unvested, are forfeited.

Grantee’s being an employee of NewCo from and after the Grant Date shall not be treated as a termination of employment upon the Separation under the Original Grant and the Separation shall not be treated as a Change in Control under the SLM Plan or the NewCo Plan.

E.	Expiration. These Options expire five years from the Original Grant Date (the “Expiration Date”), subject to the provisions of the NewCo Plan and this Agreement, which may provide for earlier expiration in certain instances, including Grantee’s termination of employment.

F.	Non-Transferable; Binding Effect. These Options may not be transferred except as provided for herein. All or any part of these Options may be transferred by the Grantee by will or by the laws of descent and distribution. In addition, Grantee may transfer all or any part of any Option to “Immediate Family Members.” “Immediate Family Members” means children, grandchildren, spouse or common law spouse, siblings or parents of the Grantee or bona fide trusts, partnerships or other entities controlled by and of which all beneficiaries are Immediate Family Members of the Grantee. Any Options that are transferred are further conditioned on the Grantee’s transferees and Immediate Family Members agreeing to abide by the Corporation’s then current stock option transfer guidelines. The terms of these Options shall be binding upon the executors, administrators, heirs, and successors of the Grantee.

G.	Net-Settlement upon Option Exercise; Taxes. These Options shall be exercised only in accordance with the terms of this Agreement. Each exercise must be for no fewer than fifty (50) Options, other than an exercise for all remaining Options. Upon exercise of all or part of the Options, the Grantee shall receive from the Corporation the number of shares of Common Stock resulting from the following formula: the total number of Options exercised less the sum of “Shares for the Option Cost” and “Shares for Taxes”, rounded up to the nearest whole share. “Shares for the Option Cost” equals the Option Price multiplied by the number of Options exercised divided by the fair market value of NewCo Common Stock at the time of exercise. “Shares for Taxes” equals the tax liability (the statutory withholding minimum) divided by the fair market value of NewCo Common Stock at the time of exercise. Grantee shall receive cash for any resulting fractional share amount. As a condition to the issuance of shares of NewCo Common Stock pursuant to these Options, the Grantee agrees to remit to the Corporation (through the procedure described in this paragraph) at the time of any exercise of these Options any taxes required to be withheld by the Corporation under federal, state, or local law as a result of the exercise of these Options.

Exhibit 10.21

Navient Corporation 2014 Omnibus Incentive Plan

Stock Option Agreement

Net-Settled Options—2012

H.	Vesting Upon Change in Control. Notwithstanding anything to the contrary in this Agreement, including Section (D):

(I)	In the event of a Change of Control Transaction or a Change of Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change of Control or Change of Control Transaction, then any portion of these Options that were not vested shall become 100 percent vested and exercisable effective immediately prior to the consummation of such Change of Control or Change of Control Transaction; and

(II)	If Grantee’s employment with the Corporation shall terminate within twenty-four months following a Change of Control or a Change of Control Transaction other than for (i) Misconduct or for cause, as determined by the Corporation in its sole discretion, or (ii) voluntary termination, any Options not previously vested shall immediately become vested and exercisable upon such employment termination and such Options shall be exercisable until the earlier of: (1) the Expiration Date; or (2) one year from the date of termination.

I.	Clawback Provisions. Notwithstanding anything to the contrary herein, if the Board of Directors of the Corporation, or an appropriate committee thereof, determines that, any material misstatement of financial results or a performance metric criteria of Predecessor SLM or the Corporation has occurred as a result of the Grantee’s conduct or the Grantee has committed a material violation of corporate policy or has committed fraud or misconduct, and the Grantee at the time of such violation, fraud or misconduct (or at any time thereafter) was an officer of Predecessor SLM or the Corporation at the Senior Vice President level or above, then the Board or committee shall consider all factors, with particular scrutiny when one the top 20 members of management are involved, and the Board or such Committee, may in its sole discretion require reimbursement of any compensation resulting from the vesting and exercise of Options and the cancellation of any outstanding Options from such Grantee (whether or not such individual is currently employed by the Corporation) during the three-year period following the date the Board first learns of the violation, fraud or misconduct.

J.	Board Interpretation. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors of the Corporation and, where applicable, the Compensation and Personnel Committee of the Board of Directors (the “Committee”) concerning any questions arising under this Agreement or the NewCo Plan.

K.	Stockholder Rights. The Grantee shall not be deemed a stockholder of the Corporation with respect to any of the shares of NewCo Common Stock subject to the Options, except to the extent that such shares shall have been purchased and transferred to the Grantee. The Corporation shall not be required to issue or transfer any shares of NewCo Common Stock purchased upon exercise of the Options until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the NewCo Common Stock may then be listed.

Exhibit 10.21

Navient Corporation 2014 Omnibus Incentive Plan

Stock Option Agreement

Net-Settled Options—2012

L.	No Right to Continued Employment. Nothing in the NewCo Plan, in this Agreement or any other instrument executed pursuant thereto or hereto shall confer upon the Grantee any right to continued employment with the Corporation or any of its subsidiaries or affiliates.

M.	Amendments for Accounting Charges. The Committee reserves the right to unilaterally amend this Agreement to reflect any changes in applicable law or financial accounting standards.

N.	Securities Law Compliance; Restrictions on Resales of Option Shares. The Corporation may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any exercise of the Option and/or any resales by the Grantee or other subsequent transfers by the Grantee of any shares of NewCo Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Option and/or the NewCo Common Stock underlying the Option and (c) restrictions as to the use of a specified brokerage firm or other agent for exercising the Option and/or for such resales or other transfers. The sale of the shares underlying the Option must also comply with other applicable laws and regulations governing the sale of such shares.

O.

Data Privacy. As an essential term of this Option, the Grantee consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Agreement for the exclusive purpose of implementing, administering and managing Grantee’s participation in the NewCo Plan. By entering into this Agreement and accepting the Option, the Grantee acknowledges that the Corporation holds certain personal information about the Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, tax rates and amounts, nationality, job title, any shares of stock held in the Corporation, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding, for the purpose of implementing, administering and managing the NewCo Plan (“Data”). Grantee acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the NewCo Plan, that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the NewCo Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee or the Corporation may elect to deposit any shares of Common Stock acquired upon exercise of the Option. Grantee acknowledges that Data may be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the NewCo Plan as determined by the Corporation, and that Grantee may request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw

Exhibit 10.21

Navient Corporation 2014 Omnibus Incentive Plan

Stock Option Agreement

Net-Settled Options—2012

the consents herein, in any case without cost, provided however, that refusing or withdrawing Grantee’s consent may adversely affect Grantee’s ability to participate in the NewCo Plan.

P.	Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any documents related to any options granted under the NewCo Plan by electronic means or to request Grantee’s consent to participate in the NewCo Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the NewCo Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation, and such consent shall remain in effect throughout Grantee’s term of service with the Corporation and thereafter until withdrawn in writing by Grantee.

Q.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

R.	Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telefaxed or telecopied to, or, if mailed, when received by, the other party at the following addresses:

If to the Corporation to:

Navient Corporation

Attn: Human Resources, Equity Plan Administration

300 Continental Drive

Newark, DE 19713

If to the Grantee, to (i) the last address maintained in the Corporation’s Human Resources files for the Grantee or (ii) the Grantee’s mail delivery code or place of work at the Corporation.

S.	Plan Controls; Entire Agreement; Capitalized Terms. In the event of any conflict between the provisions of this Agreement and the provisions of the NewCo Plan, the terms of the NewCo Plan control, except as expressly stated otherwise herein. This Agreement and the NewCo Plan together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature. Unless otherwise stated, any capitalized terms not defined herein shall have the meanings as described in the SLM Plan as in effect immediately prior to the Distribution Date (as defined in the Separation Agreement).

T.

Miscellaneous. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and

Exhibit 10.21

Navient Corporation 2014 Omnibus Incentive Plan

Stock Option Agreement

Net-Settled Options—2012

enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. The headings in this Agreement are solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. The Grantee shall cooperate and take such actions as may be reasonably requested by the Corporation in order to carry out the provisions and purposes of the Agreement. The Grantee is responsible for complying with all laws applicable to Grantee, including federal and state securities reporting laws.

The Grantee must contact Merrill Lynch to accept this grant and agree to the terms and conditions in this Agreement, the applicable plan document, any terms and conditions documents and all other applicable documents. Merrill Lynch can be contacted at www.benefits.ml.com or by phone at 1-877-756-ESOP. If Grantee fails to accept the terms of this grant, the Options may not be exercised.